Exhibit 3.1

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or print copies of filed documents, visit www.sos.state.co.us	E-Filed	Colorado Secretary of State Date and Time: 01/22/2015 09:29 AM ID Number: 20081058152 Document number: 20151042804 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	20081058152

1. Enity name:	Bourbon Brothers Holding Corporation
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:
(if aplicable)

3. Use of Restricted Words (if any of these
terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ "bank" or "trust" or any derivative thereof ☐ "credit union" ☐ "savings and loan" ☐ "insurance", casualty", "mutual", or "surety"

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual, mark this box:  ☑

7. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
Filam Amy
(Last) (First) (Middle) (Suffix)
6400 South Fiddlers Green Circle
(Street name and number or Post Office information)
Suite 1000
Greenwood Village CO 80111
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and addressof any additional individuals causing the document to be delivered for filing, mark this box[ ]  and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
BOURBON BROTHERS HOLDING CORPORATION

These Articles of Amendment to the Amended and Restated Articles of Incorporation were approved by the directors of Bourbon Brothers Holding Corporation (the “Corporation”).  This attachment is incorporated into the foregoing Articles of Amendment.

1.	Article II of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended as follows:

The aggregate number of authorized shares of the Corporation is decreased from 118,247,700 to 104,884,859.

The number of shares designated as Preferred Stock is decreased from 18,242,700 to 4,884,859.

The total number of authorized shares remaining after the reduction in shares is hereby evidenced by the following amendment.  Article II, Section 1 of the Amended and Restated Articles of Incorporation of the Corporation hereby is replaced in its entirety to read as follows:

“ARTICLE II
Authorized Shares

Section 1:  Number.  The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Four Million Eight Hundred Eighty-Four Thousand Eight Hundred Fifty-Nine (104,884,859), of which One Hundred Million (100,000,000) shall be designated as shares of Common Stock of one class with unlimited voting rights with no par value, and Four Million Eight Hundred Eighty-Four Thousand Eight Hundred Fifty-Nine (4,884,859) shall be designated as shares of Preferred Stock, to have such par value, classes and preferences as the Board of Directors may determine from time to time.”

2.	Section 1 of the Certificate of Designation of the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) is hereby amended as follows:

The number of authorized shares of Series A Preferred Stock is decreased from 18,242,700 to 4,884,859.

The total number of authorized shares of Series A Preferred Stock remaining after the reduction in shares is hereby evidenced by the following amendment.  Section 1 of the Certificate of Designation of the Corporation’s Series A Convertible Preferred Stock hereby is replaced in its entirety to read as follows:

“Section 1:  Designation and Amount.  All of the 4,884,859 shares of the Company’s authorized preferred stock, $0.001 par value per share are designated as “Series A Convertible Preferred Stock,” with the rights and preferences set forth below.”

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us	E-Filed	Colorado Secretary of State Date and Time: 01/22/2014 03:18 PM ID Number: 20081058152 Document number: 20141042156 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	20081058152

1. Enity name:	Smokin Concepts Development Corporation
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:	Bourbon Brothers Holding Corporation
(if aplicable)

3. Use of Restricted Words (if any of these
terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ "bank" or "trust" or any derivative thereof ☐ "credit union" ☐ "savings and loan" ☐ "insurance", casualty", "mutual", or "surety"

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual, mark this box:  ☑

7. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
Bantz Victoria
(Last) (First) (Middle) (Suffix)
Burns Figa & Will PC
(Street name and number or Post Office information)
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village CO 80111
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and addressof any additional individuals causing the document to be delivered for filing, mark this box[ ]  and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
SMOKIN CONCEPTS DEVELOPMENT CORPORATION

These Articles of Amendment to the Articles of Incorporation were approved by the directors following the approval of certain amendments by the shareholders of Smokin Concepts Development Corporation (the “Corporation”). This attachment is incorporated into the foregoing Articles of Amendment.

1.	Article II of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety by the following:

“ARTICLE II
Authorized Shares

Section 1: Number. The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Eighteen Million Two Hundred Forty-Two Thousand Seven Hundred (118,242,700), of which One Hundred Million (100,000,000) shall be designated as shares of Common Stock of one class with unlimited voting rights with no par value, and Eighteen Million Two Hundred Forty-Two Thousand Seven Hundred (18,242,700) shall be designated as shares of Preferred Stock, to have such par value, classes and preferences as the Board of Directors may determine from time to time.

Section 2: Dividends. Dividends in cash, property or shares of the Corporation may be paid upon the stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.”

2.	Article VI of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted and replaced in its entirety by the following:

“ARTICLE VI
Purposes

The purposes of the Corporation (through its subsidiaries) are:

1.
To develop, own, and operate restaurants and branding, such as Southern Hospitality and Bourbon Brothers, franchise Bourbon Brothers restaurants and extend the brand to product lines including but not limited to cigars, bourbon, pies, etc.; and

2.	To provide restaurant management services to other businesses.

For the purposes of the Corporation’s directors’ duties of loyalty, the investment and involvement by any directors and officers in any other business shall be considered outside the scope of the purposes of the Corporation, and not a corporate opportunity. Thus, directors and officers of the Corporation will not be deemed to have usurped a corporate opportunity by personally investing or being involved in other businesses, including real estate investments related to the Company. Similarly, the provision of management services to a restaurant by any officer or director shall not be deemed to be a usurpation of a corporate opportunity so long as the officer or director has a personal investment in such restaurant.”

CERTIFICATE OF DESIGNATION
of the
PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS AND RESTRICTIONS
of the
SERIES A CONVERTIBLE PREFERRED STOCK
of
SMOKIN CONCEPTS DEVELOPMENT CORPORATION

SMOKIN CONCEPTS DEVELOPMENT CORPORATION (hereinafter the “Corporation”), a corporation organized and existing under the Colorado Business Corporation Act (the “CBCA”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Articles of Incorporation and pursuant to the provisions of the CBCA, on January 22, 2014, the Board duly adopted the following resolution providing for the authorization of 18,242,700 shares of the Corporation’s Series A Convertible Preferred Stock (the “Series A Stock”):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, the Board hereby establishes from the Corporation’s authorized class of preferred stock a new series to be known as “Series A Convertible Preferred Stock,” consisting of 18,242,700 shares, and hereby determines the designation, preferences, rights, qualifications, limitations and privileges of the Series A Stock to be as follows:

1. Designation and Amount. All of the 18,242,700 shares of the Company’s authorized preferred stock, $0.001 par value per share are designated as “Series A Convertible Preferred Stock,” with the rights and preferences set forth below.

2.  Rank. The Series A Stock shall be paripassuto the Common Stock.

3. Voting Rights. The holders of outstanding shares of Series A Stock shall be entitled to notice of any shareholders’ meeting and to vote as a single class with the Common Stock upon any matter submitted for approval by the holders of Common Stock. Each share of Series A Stock shall have 25 votes per share.

4. Restrictions on Transfer.   Holders of Series A Stock are prohibited from selling, transferring, assigning, or in any way alienating their shares of Series A Stock of the Corporation (“transfer”), or any right or interest in the them, whether voluntarily or by operation of law, or by gift or otherwise, to any person except another holder of Series A Stock. The term “transfer” shall include any sale, transfer, assignment or involuntary transfer made by a holder of Series A Stock, including (without limitation) any transfer or disposition of shares of Series A Stock under judicial order, legal process, execution, attachment, as a result of death of the holder of Series A Stock, or upon enforcement of a pledge, trust, or other security interest or other beneficial interest in the shares of Series A Stock, however arising, and notwithstanding the fact that the pledge, trust, security interest, or other beneficial interest may have initially been granted voluntarily. An involuntary transfer does not include a mere inchoate interest (such as, but not limited to, a dower right or a spousal interest in the appreciation of property) as to which the involuntary transferee has not expressly asserted a right thereto. The term “transfer” does not include the negotiation or signing of an agreement to merge, consolidate, sell all or substantially all of the Corporation’s assets or a similar transaction to which the Corporation is a party, or the completion of such an agreement following shareholder approval thereof.

5. Dividends. When any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the holders of the Series A Stock will be entitled to participate with the holders of Common Stock in such dividend or distribution. At the time such dividend or distribution is payable to the holders of Common Stock, the Corporation will pay to each holder of Series A Stock such holder’s share of such dividend or distribution in an amount equal to the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such holder’s Series A Stock.

6. Liquidation  Rights.   Upon any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Series A Stock will be entitled to be paid together with the holders of Common Stock on a pro rata basis with the Common Stock the net proceeds remaining from the liquidation of the Corporation and its assets, and the payment of all indebtedness and any liquidation preference on any securities that rank senior to the Common Stock, based on the number of shares of Common Stock into which the shares of Series A Stock is then convertible as set forth in Section 7 hereof.

7  ConversionRights.

a. The holder of any shares of the Series A Stock, may convert such shares of Series A Stock in whole, upon written notice to the Corporation by February 15th of each calendar year with conversion to take place on March 1st of each calendar year, subject to the terms set forth below. The Series A Stock may, or shall, be converted into shares of the Corporation’s authorized but unissued Common Stock on the following bases:

i.	At the option of the holder, each share of Series A Stock shall be convertible into one share of the Corporation’s Common Stock (the “conversion ratio”).

ii.	No partial conversion of preferred shares shall take place. All shares of Series A Stock held by the shareholder shall be converted in whole with no partial conversions to take place.

iii.	Upon any conversions on March 1st of each calendar year, any Series A Stock that is converted will be cancelled and not be available for reissuance.

b. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon the conversion of the Series A Stock. If the number of shares to be issued to the holders of the Series A Stock is not a whole number, then the number of the shares shall be rounded up to the nearest whole number. Before any holder of Series A Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall either (x) surrender the certificate or certificates therefor, duly endorsed, at the office the transfer agent or (y) notify the Corporation that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory  to  the  Corporation  to  indemnify  the  Corporation  from  any  loss  incurred  by  it  in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same.

c. Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the conversion ratio of the Series A Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the conversion ratio in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased.

d. Other  Adjustments.  If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (such as a stock dividend), then the Board of Directors of the Corporation will make an appropriate adjustment in the conversion ratio so as to protect the rights of the holders of Series A Stock.

e. Mandatory Conversion. Any transfer of Series A Stock not in accordance with Section 4 hereto shall result in the automatic conversion of all shares of Series A Stock held by the transferring shareholder to shares of Common Stock pursuant to this Section 7 as of the effective date of the non-permitted transfer. The effective date of the non-permitted transfer due to the shareholder’s death is the shareholder’s date of death. This mandatory conversion shall apply regardless of whether the non-permitted transfer was for less than all of the shares held by the transferee shareholder.

8. Severability. If any right, preference or limitation of the Series A Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9. Amendment and Waiver.  This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the holders of Series A Stock so as to affect them materially and adversely without the consent of a majority of the outstanding shares of Series A Stock. Subject to the preceding sentence, any amendment, modification or waiver of any of the terms or provisions of the Series A Stock shall be binding upon all holders of Series A Stock.

10. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series A Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation, at its expense, shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Series A Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

11. Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (v) when sent by electronic mail (with confirmation of transmission) if sent during normal business hours of the recipient; if not, then on the next business day. All notices to the Corporation shall be addressed to the Corporation’s President at the Corporation’s principal place of business on file with the Secretary of State of the State of Colorado. All notices to shareholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by Robert B. Mudd, Interim CEO and CFO of the Corporation, this 22nd day of January 2014.

By:	/s/ Robert B. Mudd
Name:	Robert B. Mudd
Title:	Interim CEO & CFO

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or print copies of filed documents, visit www.sos.state.co.us	E-Filed	Colorado Secretary of State Date and Time: 05/01/2013 10:47 AM ID Number: 20081058152 Document number: 20131272364 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	20081058152

1. Enity name:	Southern Hospitality Developemnt Corp.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:	Bourbon Brothers Holding Corporation
(if aplicable)

3. Use of Restricted Words (if any of these
terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ "bank" or "trust" or any derivative thereof ☐ "credit union" ☐ "savings and loan" ☐ "insurance", casualty", "mutual", or "surety"

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual, mark this box:  ☑

7. (Optional) Delayed effective date:	05/03/2013 8:00 AM
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
Welter Andrea E
(Last) (First) (Middle) (Suffix)
6400 South Fiddlers Green Circle
(Street name and number or Post Office information)
Suite 1000
Greenwood Village CO 80111
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and addressof any additional individuals causing the document to be delivered for filing, mark this box[ ]  and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SMOKIN CONCEPTS DEVELOPMENT CORPORATION

These Amended and Restated Articles of Incorporation were approved by the directors following the approval of certain amendments by the shareholders of the Corporation.

ARTICLE I
Incorporation

This attachment is incorporated into the foregoing Amended and Restated Articles of Incorporation.

ARTICLE II
Authorized Shares

Section 1:   Number. The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) Common Shares of one class, with unlimited voting rights, all with no par value, and One Million (1,000,000) Preferred Shares, to have such par value, classes and preferences as the Board of Directors may determine from time to time.

Section 2:   Dividends. Dividends in cash, property or shares of the Corporation may be paid upon the stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

ARTICLE III
Preemptive Rights

The holders of the capital stock of this Corporation shall not have the preemptive right to acquire additional unissued shares or treasury shares of the capital stock of this Corporation, or securities convertible into shares of capital stock or carrying capital purchase warrants or privileges.

ARTICLE IV
Cumulative Voting

Cumulative voting of shares of stock of the Corporation shall not be allowed or authorized in the election of the Board of Directors of the Corporation.

1

ARTICLE V
Provisions for Regulation of the
Internal Corporate Affairs

The following provisions are inserted for the management of the business and for the regulation of the internal affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

Section 1:  Bylaws. The Board of Directors shall have the power to adopt, alter, amend or repeal, from time to time, such Bylaws as it deems proper for the management of the affairs of the Corporation, according to these Articles and the laws in such cases made and provided.

Section 2:   Executive Committee. The Bylaws may provide for designation by the Board of Directors of an Executive Committee and one or more other committees, the personnel and authority of which and the other provisions relating to which shall be as may be set forth in the Bylaws.

Section 3:   Place of Meetings. Both Stockholders' and Directors' meetings may be held either within or without the State of Colorado, as may be provided in the Bylaws.

Section 4:   Compensation to Directors. The Board of Directors is authorized to make provisions for reasonable compensation to its members for their services as Directors. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

Section 5:   Conflicts of Interest. No transaction of the Corporation with any other person, firm or corporation, or in which this Corporation is interested, shall be affected or invalidated solely by: (a) the fact that any one or more of the Directors or Officers of this Corporation is interested in or is a director or officer of another corporation; or (b) the fact that any Director or Officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.

Section 6:   Registered Owner of Stock. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, on the part of any other person, including, but not limited to, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee of any of the shares of the Corporation shall not be entitled to: (a) receive notice of the meetings of the Shareholders; (b) vote at such meetings; (c) examine a list of the Shareholders; (d) be paid dividends or other sums payable to Shareholders, or (e) own, enjoy or exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee or transferee has become the registered holder of such shares.

2

Section 7:   Conduct of Business. The Corporation may conduct part or all of its business, not only in the State of Colorado, but also in every other state of the United States and the District of Columbia, and in any territory, district and possession of the United States, and in any foreign country, and the Corporation may qualify to do business in any of such locations and appoint an agent for service of process therein. The Corporation may hold, purchase, mortgage, lease and convey real and personal property in any of such locations. Part or all of the business of the Corporation may be carried on beyond the limits of the State of Colorado, and the Corporation may have one or more offices out of the State of Colorado.

Section 8:   Action of the Shareholders. If a quorum is present, the affirmative vote of a majority of the votes cast on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation. Shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take at an action at any meeting at which the requisite number of shares entitled to vote thereon were present and voted may consent, in lieu of a meeting, to such action in writing in accordance with the procedures of the Colorado Business Corporation Act, as then currently in place from time to time.

Section 9:   Quorum For Voting. A quorum of Shareholders for any matter to come before any meeting of Shareholders of the Corporation shall consist of one-third of the issued and outstanding shares entitled to vote on the matter, except where a greater number is specifically required by the provisions of the Colorado Business Corporation Act, as then currently in place from time to time.

Section 10:   Restrictions on Stock. The Directors shall have the right, from time to time, to impose restrictions or to enter into agreements on behalf of the Corporation imposing restrictions on the transfer of all or a portion of the Corporation's shares, provided that no restrictions shall be imposed on the transfer of shares outstanding at the time the restrictions are adopted unless the holder of such shares   consents to the restrictions.

Section 11:   Indemnification of Directors. A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of the Colorado Business Corporation Act as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

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Section 12:   Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to, attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

ARTICLE VI
Purposes

The purposes of the Corporation (through its subsidiaries) are:

1.	To develop, own and operate, as a franchise, Southern Hospitality restaurants pursuant to franchise agreements (the “Franchise Documents”) entered into with the franchisor of such concept; and

2.	To provide restaurant management services to other business.

For the purposes of the Corporation’s directors’ duties of loyalty, the investment and involvement by any directors and officers in any other business shall be considered outside the scope of the purposes of the Corporation, and not a corporate opportunity.  Thus, directors and officers of the Corporation will not be deemed to have usurped a corporate opportunity by personally investing or being involved in other businesses, even if involved in the restaurant industry, so long as such activities are outside the scope of the Franchise Documents.  Similarly, the provision of management services to a restaurant by any officer or director shall not be deemed to be a usurpation of a corporate opportunity so long as the officer or director has a personal investment in such restaurant.

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